FORM N-SAR
Exhibits 77Q1(a)

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 10/31/15

The following documents were previously filed with Post-Effective Amendment No. 82 to the Registrant’s registration statement filed on June 17, 2015, accession number 0001144204-15-037685.

1.	Amended and Restated Declaration of Trust, dated as of June 4, 2015

2.	By-Laws, effective December 15, 2010, Amended and Restated June 4, 2015